PIPER & MARBURY
                                     L.L.P.
                          1200 NINETEENTH STREET, N.W.
                           Washington, D.C. 20036-2430
                                  202-861-3900
                                FAX: 202-223-2085
                                                            BALTIMORE
                                                            NEW YORK
                                                            PHILADELPHIA
                                                            EASTON



                                                May 11, 1998

ELECTRONIC DELIVERY

U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Visual Networks, Inc. (the "Registrant")
                  Amended and Restated
                  1997 Directors' Stock Option Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

     On behalf of the Registrant, attached hereto for filing by your electronic data gathering analysis and retrieval ("EDGAR") system is one copy of the Registrant's registration statement on Form S-8 relating to the sale of up to 300,000 shares of the Registrant's common stock, par value $.01 per share, pursuant to the terms of the Visual Networks, Inc. Amended and Restated 1997 Directors' Stock Option Plan, together with a copy of the exhibits required to be filed with such registration statement.

     Earlier today, the Registrant delivered immediately available funds in the amount of $2,061 by wire transfer to your bank account (Account No.: 910-8739) at the Mellon Bank (ABA No.: 043 000261) in payment of the aggregate filing fee.

     Please   acknowledge   receipt  of  this  filing  by   delivering   written
confirmation by electronic mail to Piper & Marbury L.L.P. at the electronic mail address set forth in the filing.

         Should you have any questions, please call me at (202) 861-6314.

                                                  Very truly yours,

                                                  /s/ Nancy A. Spangler

      As filed with the Securities and Exchange Commission on May 11,1998.

                                                     Registration No. 333-_____
_______________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                           --------------------------

                              VISUAL NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

                           2092 Gaither Road
Delaware                Rockville, Maryland 20850                52-1837515
                            (301) 296-2300
(State or other   (Address of principal executive offices)   (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)
                              Visual Networks, Inc.
             Amended and Restated 1997 Directors' Stock Option Plan
                            (Full title of the plan)

                                                    Copy to:
            PETER J. MINIHANE                       NANCY A. SPANGLER, ESQ.
            Executive Vice President,               Piper & Marbury L.L.P.
            Chief Financial Officer and Treasurer   1200 Nineteenth Street, N.W.
            Visual Networks, Inc.                   Washington, D.C. 20036-2430
            2092 Gaither Road                       (202) 861-3900
            Rockville, Maryland  20850
            (301) 296-2300
 (Name, address and telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE
_______________________________________________________________________________________
                                                    Proposed Maximum        Proposed
   Title of Securities         Amount to be         Offering Price          Max-imum          Amount of
     to be registered          Registered(1)        Per Share(2)            Aggregate         REGISTRATION FEE (2)
                                                                            Offering Price(2)

Common   Stock   (par  value
$.01 per share)                144,000             $12.50 (2)              $1,800,000 (2)     $531 (2)
Plan.
Amended  and  Restated  1997
Directors'    Stock   Option   156,000             $33.25 (3)              $5,187,000 (3)     $1,530 (3)
Plan

_______________________________________________________________________________________
(1)  This  Registration  Statement  shall also cover any  additional  shares of Common  Stock that become  issuable under the Visual  Networks,  Inc.  Amended and  Restated  1997  Directors' Stock Option Plan by reason of any stock dividend,  stock split,  recapitalization or other similar  transaction  effected without the receipt of consideration  that  results in an increase  in the number of the  Registrant's  outstanding  shares of Common
     Stock.
(2)  Calculated pursuant to Rule 457(h) on the basis of an exercise price of $12.50 per share.
(3)  Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee on the basis of the closing price of $33.25 per share reported on the Nasdaq National Market on May 6, 1998.

     This Registration Statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION-OF-DOCUMENTS-BY-REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission (the "Commission") by Visual Networks, Inc. (the "Company" or the "Registrant") are hereby incorporated by reference in this Registration Statement:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     (2) The Company's Current Report on Form 8-K filed April 20, 1998 pursuant to Section 13 of the Exchange Act.

     (3) The Company's Schedule 14A Definitive Proxy Statement for the 1998 Annual Meeting of Stockholders filed on April 29, 1998, pursuant to Section 14 of the Exchange Act.

     (4) The description of the Company's Common Stock, $.01 par value per share, contained in the Company's Registration Statement on Form 8-A filed January 30, 1998 pursuant to section 12(g) of the Exchange Act.

     (5) The description of the Company's Amended and Restated 1997 Directors' Stock Option Plan contained in Amendment No. 4 to its Registration Statement on Form S-1, File No. 333-41517, filed on February 4, 1998, under the Securities Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The documents required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     ITEM 4. DESCRIPTION-OF-SECURITIES. Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS-OF-NAMED-EXPERTS-AND-COUNSEL. Not applicable.

ITEM 6.           INDEMNIFICATION-OF-DIRECTORS-AND-OFFICERS.

     The Company's By-laws provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of
Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

ITEM 7.  EXEMPTION-FROM-REGISTRATION-CLAIMED.  Not applicable.

ITEM 8.  EXHIBITS.  See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act ) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on this 11th day of May, 1998.

                            VISUAL NETWORKS, INC.


                            By: /s/ Scott E. Stouffer
                                ---------------------
                            Scott E. Stouffer, President and Chief Executive
                               Officer


                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Each person whose signature appears below in so signing also makes, constitutes and appoints Scott E. Stouffer, Peter J. Minihane and Nancy A. Spangler and each of them acting alone, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement on Form S-8, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     Pursuant to the  requirements  of the  Securities  Act,  this  Registration
Statement has been signed below by the following persons in the capacities and on the date indicated.


Signature                                        Title                                  Date

         /s/  Scott E. Stouffer                  Chairman of the Board of Directors,    May 11, 1998
         -----------------------
         Scott E. Stouffer                       President and Chief Executive Officer
                                                 (Principal Executive Officer)

         /s/  Peter J. Minihane                  Executive Vice President, Chief        May 11, 1998
         ----------------------
         Peter J. Minihane                       Financial Officer and Treasurer
                                                 (Principal Accounting and
                                                 Financial Officer)

         /s/  Grant G. Behrman                   Director                               May 11, 1998
         ---------------------
         Grant G. Behrman


         /s/  Marc F. Benson                     Director                               May 11, 1998
         -------------------
         Marc F. Benson


         /s/  Theodore R. Joseph                 Director                               May 11, 1998
         -----------------------
         Theodore R. Joseph


         /s/  Ted H. McCourtney                  Director                               May 11, 1998
         ----------------------
         Ted H. McCourtney


         /s/  Thomas A. Smith                    Director                               May 11, 1998
         --------------------
         Thomas A. Smith


                                                 Director                               May 11, 1998
         ---------------------
         William J. Smith




                                  EXHIBIT INDEX

         Exhibit
         Number           Description

         5.1               Opinion of Piper & Marbury  L.L.P.  (contains  Consent of  Counsel) as to the legality of securities being registered.

         10.1 *            Visual  Networks,  Inc.  Amended and Restated 1997  Directors'  Stock Option
                           Plan.

         23.1              Consent of Counsel (contained in Exhibit 5.1).

         23.2              Consent of Independent Accountants.

         24.1              Power of Attorney (included in signature pages).
        ________________________

         *   Incorporated by reference to Exhibit 10.3 to the Company's Amendment No. 4 to Registration Statement
             on Form S-1, File No. 333-41517, filed on February 4, 1998.
